UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2004

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2004, CKE Restaurants, Inc., entered into an amendment of its existing senior credit facility to reduce the interest rate on both the term and revolving credit facilities, including the letter of credit sub-facility, thereunder by 0.25%. The amendment is effective as of November 4, 2004.

Item 7.01. Regulation FD Disclosure.

On November 10, 2004, CKE Restaurants, Inc. issued a press release announcing the credit facility amendment described under Item 1.01 above. The press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall be deemed to be "furnished" in accordance with SEC release numbers 33-8216 and 34-47583.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit 10.1 Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of November 4, 2004, by and among the Registrant, BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as agent, and the lenders party to the Sixth Amended and Restated Credit Agreement, dated as of June 2, 2004, by and among those parties.

Exhibit 99.1 Press Releases, dated November 10, 2004, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

November 10, 2004	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of November 4, 2004, by and among the Registrant, BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as agent, and the lenders party to the Sixth Amended and Restated Credit Agreement, dated as of June 2, 2004, by and among those parties.
99.1	Press Release, dated November 10, 2004, issued by CKE Restaurants, Inc.